Exhibit 10.4

AEP INDUSTRIES INC.
Incentive Stock Option Certificated
Under 2005 Stock Option Plan
For Options Granted After January 1, 2005

Date of Grant:

Name of Optionee:

Number of Shares:

Price Per Share:

This is to certify that, effective on the date of grant specified above (which shall in no event be after December 31, 2014, the Stock Option Committee (the “Committee”) of the Board of Directors of AEP Industries Inc. (the “Company”) has granted to the above-named optionee (the “Optionee”) an option to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.01 par value of the Company (the “Stock”) set forth above pursuant to the AEP Industries Inc. 2005 Stock Option Plan (the “Plan”). This option is granted pursuant to Section 6 of the Plan and shall be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms and conditions of the option granted hereby, in addition to the terms and conditions contained in the Plan, are as follows:

1.    The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof, provided that it shall in no event be less than the market value (as determined pursuant to Section 4 hereof) per share of Stock on the date of grant, and provided further that in the event the Optionee owns on the date of grant capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any Parent or Subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Code and referred to herein as “Parent” and “Subsidiary”, respectively), the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

2.    Subject to the terms and conditions set forth herein, this option may be exercisable to purchase shares of Stock covered by this option only in accordance with the following schedule:

Exercise Period	Cumulative Percentage of Aggregate Number of Shares of Stock Covered by Option Which May be Purchased
Within 1st year from date of grant:	0%
Beginning one year from date of grant:	20%
Beginning two years form date of grant:	40%
Beginning three years from date of grant:	60%
Beginning four years from date of grant:	80%
Beginning five years from date of grant:	100%

less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This option shall terminate and no shares of Stock may be purchased hereunder more than ten years after the date of grant, provided that if the Optionee owns on the date of grant capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any Parent or Subsidiary, this option shall not be exercisable after the fifth anniversary of the date of grant and shall be 100% exercisable four years and nine months after the date of grant.

3.    Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or any of its Parent or Subsidiary corporations at the time of such exercise and shall have been such employee continuously since the date of the grant of this option.

4.    Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

(i)        the number of whole shares of Stock to be purchased together with payment in full (in a manner specified below) of the aggregate option price of such shares, provided that this option may not be exercised for less than one hundred shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller;

(ii)       the name or names in which the stock certificate or certificates are to be registered;

(iii)      the address to which dividends, notices, reports, etc. are to be sent; and

(iv)      the Optionee’s social security number.

Only one Stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, personal check or by certified or bank cashier’s check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in shares of Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and shares of Stock. For purposes of the Plan, the market value per share of Stock shall be the last sale regular way on such day or if such day is not a business day on the preceding business day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by such exchange, or if the Common Stock is not listed or admitted to trading on any national securities exchange, in the over-the-counter market on such day, as reported on the Nasdaq National Market (“Nasdaq”), or if there are no such prices reported on such exchange or Nasdaq on such day, the average of the closing high bid and low asking price of the Stock as reported by such exchange or Nasdaq, and if there be none, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such day, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person, provided the Optionee pays all transfer and documentary taxes, if any, resulting from such issuance. No Optionee shall be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

5.    As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee or his designee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

6.    This option is personal to the Optionee and during the Optionee’s lifetime may be exercised only by the Optionee. This option shall not be transferable other than by will or the laws of descent and distribution.

7.    In the event that the Optionee’s employment as an employee of the Company or of any Subsidiary or Parent (hereinafter the “Optionee’s employment”) is terminated prior to the time that this option has been fully exercised, this option shall be exercisable, as to any remaining shares of Stock subject hereto, only in the following circumstances:

(i)        If the Optionee’s employment is terminated by action of his employer, or by reason of disability or retirement under any requirement plan maintained by the Company or any Subsidiary or Parent, this option may be exercised by the Optionee within three months after such termination, but only as to any shares as to which this Option is exercisable on the date the Optionee’s employment so terminates;

(ii)       In the event of the death of the Optionee during the period of the Optionee’s employment, this option shall thereupon become exercisable in full, and the person or persons to whom the Optionee’s rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee’s death to exercise such option.

Notwithstanding the foregoing, this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof.

8.    This option does not confer on the Optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Optionee’s employment.

9.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by this option, or in the option price per share hereunder, or both.

10.  This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option shall make such representations and agreement and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

11.  This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder or under the Plan.

12.  By acceptance of this option, the Optionee agrees that in the event that the Optionee sells or otherwise disposes of any shares of Stock subject to this option on or prior to (i) the date two years from the date of the grant of this option, or (ii) the date one year from the date of the transfer of any such shares to him pursuant to the exercise of this option or any portion thereof, the Optionee shall promptly, upon the occurrence of any such event (x) give notice to the Company of the occurrence thereof, which notice shall specify the manner in which such shares of Stock were sold or disposed of and the consideration received therefore, and (y) furnish to the Company such other information as may reasonably be requested by the Company.

13.  All notices hereunder to the Company shall be delivered or mailed to the following address:

AEP Industries Inc.
Attention:  Secretary, Stock Option Committee
125 Phillips Avenue
South Hackensack, NJ  07606

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

14.  All notices hereunder to the Optionee shall be delivered or mailed to the following address:

Such address for the service of notices may be change at any time provided notice of such change is furnished in advance to the Company.

AEP Industries Inc.
By:
Secretary